                                                                     EXHIBIT 3.6

                                   RESTATED
                                    BYLAWS
                                      OF
                              LOOMIS ARMORED INC.
                              -------------------

                               TABLE OF CONTENTS
                               -----------------

                                                                            Page
                                                                            ----

ARTICLE I.      OFFICES.....................................................  1

ARTICLE II.     SHAREHOLDERS................................................  1

        Section 1.   Annual Meeting.........................................  1
        Section 2.   Special Meetings.......................................  2
        Section 3.   Place of Meeting.......................................  2
        Section 4.   Notice of Meeting......................................  3
        Section 5.   Closing of Transfer Books or
                     Fixing of Record Date..................................  3
        Section 6.   Voting Lists...........................................  4
        Section 7.   Quorum.................................................  5
        Section 8.   Proxies................................................  5
        Section 9.   Voting of Shares.......................................  6
        Section 10.  Voting of Shares by Certain Holders....................  6
        Section 11.  Order of Business and Rules of Procedure...............  7
        Section 12.  Inspectors of Election.................................  8

ARTICLE III.    BOARD OF DIRECTORS..........................................  8

        Section 1.   General Powers.........................................  8
        Section 2.   Number, Tenure and Qualifications......................  9
        Section 3.   Regular Meetings.......................................  9
        Section 4.   Special Meetings.......................................  9
        Section 5.   Notice................................................. 10
        Section 6.   Quorum................................................. 10
        Section 7.   Manner of Acting....................................... 11
        Section 8.   Vacancies.............................................. 11
        Section 9.   Compensation........................................... 11
        Section 10.  Presumption of Assent.................................. 12

ARTICLE IV.     COMMITTEES.................................................. 12

        Section 1.   Committees............................................. 12
        Section 2.   Committee Vacancies.................................... 13
        Section 3.   Committee Meetings..................................... 13

ARTICLE V.      OFFICERS.................................................... 13

        Section 1.   Executive Officers..................................... 13
        Section 2.   Other Officers......................................... 14
        Section 3.   Term of Office and Vacancies........................... 14
        Section 4.   Chairman of the Board.................................. 15
        Section 5.   President and Chief Operating Officer.................. 16

        Section 6.   Executive Vice Presidents, Senior Vice
                     Presidents and Vice Presidents......................... 16
        Section 7.   Other Officers......................................... 16
        Section 8.   Secretary.............................................. 17
        Section 9.   Treasurer.............................................. 17
        Section 10.  Certain Officers to Give Bonds......................... 18

ARTICLE VI.     DIVISION OFFICERS........................................... 18

        Section 1.   Division President..................................... 18
        Section 2.   Other Division Officers................................ 19
        Section 3.   Term of Office......................................... 19

ARTICLE VII.    INDEMNIFICATION............................................. 19

        Section 1.   Definitions............................................ 19
        Section 2.   Power to Indemnify..................................... 20
        Section 3.   Successful Defense..................................... 21
        Section 4.   Advancing Expenses..................................... 21
        Section 5.   Indemnity Not Exclusive................................ 22
        Section 6.   Negligent Acts by Agent................................ 22
        Section 7.   Insurance Indemnification.............................. 22
        Section 8.   Employee Benefit Plans................................. 23
        Section 9.   Continuation of Indemnification and
                     Advancement of Expenses................................ 23

ARTICLE VIII.   CONTRACTS, LOANS, CHECKS AND DEPOSITS....................... 24

        Section 1.   Contracts.............................................. 24
        Section 2.   Loans.................................................. 24
        Section 3.   Checks, Drafts, Etc.................................... 25
        Section 4.   Deposits............................................... 25

ARTICLE IX.     CERTIFICATES FOR SHARES AND THEIR TRANSFER.................. 25

        Section 1.   Certificates for Shares................................ 25
        Section 2.   Transfer of Shares..................................... 26

ARTICLE X.      FISCAL YEAR................................................. 26

ARTICLE XI.     DIVIDENDS AND RESERVES...................................... 27

ARTICLE XII.    AMENDMENTS.................................................. 27

ARTICLE XIII.   NOTICE AND WAIVER OF NOTICE................................. 28

ARTICLE XIV.    ACTION WITHOUT A MEETING.................................... 28

        Section 1.   Written Consent........................................ 28
        Section 2.   Conference Telephone................................... 29

                                   RESTATED

                                    BYLAWS

                                      OF

                              LOOMIS ARMORED INC.



                                  ARTICLE I.

                                    OFFICES
                                    -------


     The location of the Corporation's principal office in the state of Texas shall be 1655 Vilbig Road, Dallas, Texas 75208, and the registered agent of the Corporation in charge thereof is C.T. Corporation System. The Corporation may have such other offices, either within or outside the state of Texas, as the Board of Directors may designate or as the business of the Corporation may require from time to time.

     The registered office of the Corporation in the state of Texas may be, but need not be, identical with the principal office in the state of Texas, and the address of the registered office may be changed from time to time by the Board of Directors.


                                  ARTICLE II.

                                 SHAREHOLDERS
                                 ------------

     Section 1.  Annual Meeting.  The annual meeting of the Shareholders shall
                 --------------
be held on the fourth Thursday in the month of

April in each year, and shall be for the purpose of electing Directors and for the transaction of such other business as may come before the meeting. If the day fixed for the annual meeting shall be a legal holiday, such meeting shall be held on the next succeeding business day. If the annual meeting of Shareholders and election of Directors shall not be held on the day designated herein for the annual meeting of the Shareholders, or any adjournment thereof, the Board of Directors shall cause the election to be held at a special meeting of the Shareholders as soon thereafter as convenient.

     Section 2.  Special Meetings.  Special meetings of the Shareholders may be
                 ----------------
called by the majority of the members of the Board of Directors, the Chairman of the Board, if any, or the President, and shall be called by the President at the request of the holders of not less than one-tenth (1/10th) of all the outstanding shares of the Corporation entitled to vote at the meeting for any purpose or purposes, unless otherwise prescribed by statute.

     Section 3.  Place of Meeting.  Meetings of Shareholders may be held at any
                 ----------------
place designated in the notice or waiver of notice of the meeting, either within or outside the state of Texas. If no designation is so made, meetings of Shareholders shall be held at the principal office of the Corporation.

     Section 4.  Notice of Meeting.  Written or printed notice stating the
                 -----------------
place, day and hour of the meeting, and in case of a special meeting the purpose or purposes for which the meeting is called, shall be delivered not less than ten (10) nor more than forty (40) days before the date of the meeting, either personally or by 'nail, by or at the direction of the President or the Secretary, or the officer or persons calling the meeting, to each Shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, addressed to the Shareholder at his address as it appears on the stock transfer books of the Corporation, with postage thereon prepaid.

     Section 5.  Closing of Transfer Books or Fixing of Record Date.  The Board
                 --------------------------------------------------
of Directors of the Corporation may provide that the stock transfer books be closed for a stated period not to exceed fifty (50) days for the purpose of determining Shareholders entitled to notice of or to vote at any meeting of Shareholders entitled to notice of or to vote at any meeting of Shareholders or any adjournment thereof, or Shareholders entitled to receive payment of any dividend, or in order to make a determination of Shareholders for any other proper purpose. If the stock transfer books are closed as set forth in this Section, the books shall be closed for at least ten (10) days immediately preceding the meeting. In lieu of closing the stock transfer books, the Board of Directors may fix in advance a date as the record date for any such determination of Shareholders, the date to be not more than fifty (50)days, and in case of a meeting of Shareholders not less than ten (10) days, prior to the date on which the particular action requiring determination of Shareholders is to be taken. If the stock transfer books are not closed and no record date is fixed for determination of Shareholders entitled to notice of or to vote at a meeting of Shareholders, or Shareholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed, or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for determination of Shareholders. When a determination of Shareholders entitled to vote at any meeting of Shareholders has been made as provided in this Section, such determination shall apply to any adjournment thereof except where the determination has been made by closing the stock transfer books and the stated period of closing has expired.

     Section 6.  Voting Lists.  The officer or agent having charge of the stock
                 ------------
transfer books of the Corporation shall make a complete alphabetical list of Shareholders entitled to vote at such meeting, or any adjournment thereof, their addresses and the number of shares held by each, which list shall be kept on file at the registered office of the Corporation for a period of ten (10) days prior to such meeting and shall be subject to inspection by any Shareholder at any time during usual business hours. The Shareholder list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any Shareholder during the entire meeting. The original stock transfer books shall be prima facie evidence as to Shareholders entitled to examine such list or transfer books or to vote at any meeting of Shareholders.

     Section 7.  Quorum.  The holders of a majority of the outstanding shares of
                 ------
the Corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of Shareholders unless otherwise provided in the Articles of Incorporation. If the holders of less than a majority of the issued and outstanding shares are represented at a meeting, the holders of a majority of the shares so represented may adjourn the meeting from time to time without further notice. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been
transacted at the meeting as originally notified.   The Shareholders present at
a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough Shareholders to leave less than a quorum.

     Section 8.  Proxies.  At all meetings of Shareholders, a Shareholder may
                 -------
vote by proxy executed in writing by the Shareholder or by his duly authorized
attorney-in-fact.   Such proxy shall be filed with the Secretary of the
Corporation before or at the time of the meeting. No proxy will be valid after eleven (11) months from the date of its execution, unless otherwise provided in the proxy.

     Section 9.  Voting of Shares.  Each outstanding share entitled to vote
                 ----------------
shall be entitled to one vote on each matter for which it is entitled to vote unless a contrary number or percentage of votes for such share is specifically set forth in the Articles of Incorporation of the Corporation.

     Section 10.  Voting of Shares by Certain Holders.  Shares standing in the
                  -----------------------------------
name of another corporation may be voted by an officer, agent, or proxy as designated in the bylaws of such corporation, or in the absence of such designation, as the board of directors of such corporation may determine.
Shares held by an administrator, executor, guardian, or conservator may be voted by him, either in person or by proxy, without a transfer of such shares into his name. Shares standing in the name of a trustee may be voted by him, either in person or by proxy, but no trustee shall be entitled to vote shares held by him without transfer of such shares into his name. Shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control ot a receiver may be voted by such receiver without the transfer into his name if authority to do so be contained in an appropriate order of the court by which such receiver was appointed. A Shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred. Shares standing in the name of the Corporation or held by it in a fiduciary capacity shall not be voted, directly or indirectly, at any meeting, and shall not be counted in determining the total number of outstanding shares at any given time.

     Section 11.  Order of Business and Rules of Procedure. At all annual and
                  ----------------------------------------
special meetings of Shareholders, the following order of business may be used to the extent the chairman of the meeting determines the order to be helpful:

     (1)  Call to order;

     (2)  Election of a Chairman and appointment of a Secretary of the meeting

     (3)  Presentation of proof of due calling and notice at the meeting;

     (4)  Presentation and examination of proxies;

     (5)  Ascertainment and announcement of presence at quorum;

     (6)  Approval of or waiver of approval of prior minutes;

     (7)  Reports of officers;

     (8)  Nomination of Directors;

     (9)  Receipt of motions and resolutions;

     (10) Discussion of election of Directors, motions and resolutions;

     (11) Vote on Directors, motions and resolutions;

     (12) Any other unfinished business;

     (13) Any other new business;

     (14) Adjournment.

     Section 12.  Inspectors of Election.  In advance of any meeting of
                  ----------------------
Shareholders, the Board of Directors may appoint one (1) or more inspectors of election. If an appointment of election inspectors is made and any appointed person fails to serve, the Chairman of the meeting may appoint a replacement.
If an inspector of election is appointed, he shall:   (a) determine the number
of shares outstanding, the voting power of each share, the number of shares represented at the meeting, the existence of a quorum, and the authenticity, validity and effect of proxies; (b) receive votes, assents and consents, and hear and determine all challenges and questions in any way arising in connection with a vote; (c) count and tabulate all votes, assents and consents, and determine and announce results; and (d) do all other acts as may be proper to conduct elections or votes with fairness to all Shareholders.


                                 ARTICLE III.

                              BOARD OF DIRECTORS
                              ------------------

     Section 1.  General Powers.  The Board of Directors shall manage the
                 --------------
business and affairs of the Corporation, retain ultimate policy-making responsibility for the corporation, approve overall operational guidelines, and review, modify, and approve annual operational, expense and capital budgets of the Corporation.

     Section 2.  Number, Tenure and Qualifications. The number of Directors
                 ---------------------------------
which shall constitute the whole Board shall be fixed from time to time by the Board of Directors or Shareholders, but in no event shall the number be less than three (3). Each Director shall hold office until the next annual meeting of Shareholders or until his successor shall have been duly elected and qualified. Any Director, or the entire Board of Directors, may be removed at any time, with or without cause, by a vote of the holders of a majority of the shares then entitled to vote at an election of Directors or by the unanimous consent action of Shareholders as provided in Article XIV of these Bylaws. Directors need not be residents of the state of Texas or Shareholders of the Corporation.

     Section 3.  Regular Meetings.  A regular meeting at the Board of Directors
                 ----------------
shall be held without notice immediately after, and at the same place as, the annual meeting of Shareholders. By resolution, the Board of Directors may provide the time and place, either within or outside the state of Texas, for the holding of additional regular meetings without notice other than such resolution.

     Section 4.  Special Meetings.   Special meetings of the Board of Directors
                 ----------------
may be called by or at the request of the President or any Director. The person or persons authorized to call special meetings of the Board of Directors may fix any place, either within or without the state of Texas, as the place for holding any special meeting of the Board of Directors called by them.

     Section 5. Notice. Notice of any special meeting, effective upon delivery
                ------
in accordance herewith, shall be given at least one (1) day prior thereto by oral or written notice delivered personally, or by written notice mailed to each Director at his business address or by telegram. If mailed, the notice shall be deemed to be delivered three (3) days following its deposit in the United States mail so addressed, with postage thereon prepaid. If notice is given by telegram, it shall be deemed to be delivered when delivered to the telegraph company. The attendance of a Director at a meeting shall constitute a waiver of such notice of such meeting, except where a Director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice of such meeting.

     Section 6.   Quorum.   At all meetings of the Board of Directors the
                  ------
presence of a majority of the directors then in office, but in no case less than two (2) directors, shall be necessary to constitute a quorum and be sufficient for the transaction of business, and any act of a majority of the directors present at a meeting at which there is a quorum shall be the act of the Board of Directors, except as may otherwise be provided specifically by statute, the Certificate of Incorporation of the Corporation, as from time to time amended, or these By-Laws.

     Section 7.  Manner of Acting.  The act of the majority of the Directors
                 ----------------
present at a meeting at which a quorum is present shall be the act of the Board of Directors.

     Section 8.   Vacancies.   Any vacancy occurring in the Board of Directors
                  ---------
may be filled by the affirmative vote of a majority of the remaining Directors though less than a quorum of the Board of Directors. A Director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office. Any directorship to be filled by reason of an increase in the number of Directors shall be filled by election at an annual meeting or at a special meeting of Shareholders called for that purpose or by the Board of Directors for a term of office continuing only until the next election of one or more Directors by the Shareholders; provided that the Board of Directors may not fill more than two such directorships during the period between any two successive annual meetings of Shareholders.

     Section 9.  Compensation.  By resolution of the Board Directors, the
                 ------------
Directors may be paid a fixed sum and/or their expenses of attendance, if any, at each meeting of the Board a Directors, or may be paid a stated salary for acting as a Director.

No such payment shall preclude any Director from serving the Corporation in any other capacity and receiving compensation therefor.

     Section 10.  Presumption of Assent.  A Director who is present at a meeting
                  ---------------------
of the Board of Directors shall be presumed to have assented to any action taken thereat unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the secretary of the meeting before adjournment thereof or shall forward his dissent by registered mail to the Secretary of the Corporation immediately after adjournment of the meeting. Such right to dissent shall not apply to a Director who voted in favor of such action.

                                  ARTICLE IV.

                                  COMMITTEES

     Section 1.  Committees.  By resolution adopted by the affirmative vote of a
                 ----------
majority of the whole Board of Directors, the Board may appoint one or more committees, which must include one or more of its members, as the Board may from time to time consider desirable, and such committees shall have such powers and duties as the Board may properly determine; provided, however, that the power
                                            --------  -------
and duties of any such committee whose members shall include non-directors shall be limited to making recommendations to the Board of Directors.

     Section 2.  Committee Vacancies.  Any member of a committee appointed
                 -------------------
pursuant to this Article IV shall serve at the pleasure of the Board of Directors, which Board shall have the power at any time to change the membership of such committee, to fill vacancies in it or to dissolve it; but subject to such change or dissolution, members of a committee shall hold office until following the annual meeting of stockholders next succeeding their appointment and until their successors are appointed.

     Section 3.  Committee Meetings.  Meetings of a committee shall be held at
                 ------------------
such times and places within or outside the state of Texas as may from time to time be determined by the Board of Directors or the committee, and no notice of such regular meetings shall be required. Notice of a special meeting of any committee shall be given to each member thereof by mailing the same at least forty-eight (48) hours, or by delivering, telegraphing or telephoning the same at least twelve (12) hours, before the time of the meeting. A majority of the members of a committee shall constitute a quorum for the transaction of committee business, and the act of a majority of the members present at any meeting at which there is a quorum shall be the act of the committee.


                                  ARTICLE V.

                                   OFFICERS
                                   --------

     Section 1.  Executive Officers.  At the annual meeting of
                 ------------------
the Board of Directors following the annual meeting of stockholders, the Board shall elect as executive officers of the Corporation a Chairman of the Board, a President and Chief Operating Officer, one or more Executive Vice Presidents, Senior Vice Presidents, Divisional Vice Presidents and/or Vice Presidents, a Secretary and a Treasurer ("Executive Officers"). The Board of Directors may from time to time elect or appoint such other officers and agents as the interest of the Corporation may require and may fix their duties and terms of
office.   To the extent permitted by law, any number of offices may be held by the same person.

     Section 2.  Other Officers.  In addition to the Executive Officers elected
                 --------------
by the Board of Directors pursuant to Section 1 of this Article V, the Chairman of the Board and the President and Chief Operating Officer each may from time to time appoint such other officers of the Corporation as the interests of the Corporation may require ("Other Officers"). All such appointments shall be in writing and shall set forth the duties of the Other Officers being appointed and, subject to Section 3 of this Article V, his term of office.

     Section 3.  Term of Office and Vacancies.  Each Executive Officer shall
                 ----------------------------
hold office until the meeting of the Board of Directors following the annual meeting of stockholders next succeeding his election and/or appointment and until his earlier death, resignation or removal. Each Other Officer shall hold office for a term to be decided by the appointing Chairman of the Board President and Chief Operating Officer, as the case may be. In no event, however, shall such term be for a period longer than the appointing person's own term of office. Any Executive or Other Officer of the Corporation may be removed from office with or without cause at any time by the affirmative vote of a majority of all the members of the Board of Directors. Other Officers appointed pursuant to Section 2 of this Article V also may be removed from office with or without cause at any time by the Chairman of the Board and/or the President and Chief Operating officer of the Corporation. A vacancy in any Executive Office arising from any cause may be filled for the unexpired portion of the term by the Board of Directors.

     Section 4.   Chairman of the Board.   The Board of Directors may elect a
                  ---------------------
person to be the Chairman of the Board. The Chairman of the Board, if elected, may be a member of the Board of Directors, shall be the chief executive officer of the Corporation and shall have general charge and control of the business and affairs of the Corporation. He shall preside at all meetings of the stockholders of the Corporation and, if a member of the Board of Directors, at all meetings of the Board of Directors at which he is present. He shall perform all other duties and enjoy all other powers which are commonly incident to his office of Chairman of the Board and status as chief executive officer or are delegated to him by the Board of Directors, or are or may at any time be authorized or required by law.

     Section 5.  President and Chief Operating Officer.  The President and Chief
                 -------------------------------------
Operating Officer shall be the Chief Operating Officer of the Corporation responsible for directing, administering and coordinating the business operations of the Corporation in accordance with policies, goals and objectives established by the Board of Directors and the Chairman of the Board, and shall have such other powers and perform such other duties as may be assigned to him by the Board of Directors or the Chairman of the Board. If no Chairman of the Board is designated, the President shall also have the powers and duties of the Chairman of the Board set forth in Article V, Section 4 hereof.

     Section 6.  Executive Vice Presidents, Senior Vice Presidents and Vice
                 ----------------------------------------------------------
Presidents.  The Executive Vice Presidents, Senior Vice Presidents and Vice
----------
Presidents of the Corporation, if there by any, shall have such powers and perform such duties as may be assigned to them by the Board of Directors, the Chairman of the Board or the President and Chief Operating Officer.

     Section 7.  Other Officers.  The Other Officers of the Corporation shall
                 --------------
have such powers and perform such duties as may be assigned to them by the Board of Directors, the Chairman of the Board or the President and Chief Operating Officer.

     Section 8.   Secretary.  The Secretary shall attend all meetings of the
                  ---------
stockholders of the Corporation and of the Board at Directors and shall record all the proceedings of such meetings in a book or books to be kept for that purpose. He shall attend to the giving and serving of all notices on behalf of the Corporation, shall have custody of the records and the Seal of the Corporation and, when so ordered by the Board of Directors, shall affix the seal to any instrument which requires the seal of the Corporation. He shall, in general, perform all the duties and functions incident to the office of Secretary and shall also perform such other duties as may be assigned to him by the Board of Directors, the Chairman of the Board or the President and Chief Operating Officer.

     Section 9.  Treasurer.  The Treasurer shall have custody and control of all
                 ---------
funds and securities of the Corporation, except as otherwise provided by the
Board of Directors.   He shall keep full and accurate accounts of all receipts
and disbursements of the Corporation in books to be kept for that purpose and shall deposit all monies and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. He shall disburse the funds of the Corporation as may be ordered by the Board of Directors and shall render to the Board of Directors, the Chairman of the board and the President and Chief Operating Officer, whenever any of them may require it, an account of all his transactions as Treasurer and an account of the financial condition of the Corporation. He shall also perform such other duties as from time to time may be assigned to him by the Board of Directors, the Chairman of the Board or the President and Chief Operating Officer.

     Section 10.  Certain Officers to Give Bonds.  Every officer, agent or
                  ------------------------------
employee of the Corporation who may receive, handle or disburse money for its account or who may have any of the Corporation's property in his custody or be responsible for its safety or preservation may be required in the discretion of the Board of Directors to give bond, in such sum and with such sureties and n such form as shall be satisfactory to the Board of Directors, for the faithful performance of the duties of his office and for the restoration to the Corporation, in the event of his death, resignation or removal from office, of all books, papers, vouchers, monies and other property of whatever kind in his custody belonging to the Corporation.

                                  ARTICLE VI.

                               DIVISION OFFICERS
                              ------------------

     Section 1.  Division President.  In case any of the business or affairs
                 ------------------
of the Corporation are carried on by the Corporation as a division of the Corporation, the Board of Directors may appoint a Division President who shall have such powers, authorities, functions and responsibilities with respect to the business and affairs of such division as may be delegated to him by the Board of Directors, the Chairman of the Board or the President and Chief Operating Officer.

     Section 2.  Other Division Officers.  In case a Division President is
                 -----------------------
appointed in accordance with Section 1 of this Article VI, such Division President may designate one or more other officers for his respective division. Each such division officer shall have an exercise such powers, authorities, functions and responsibilities with respect to the business and affairs of such division as may be delegated to him by the Division President.

     Section 3.   Term of Office.   A division officer, who shall not be an
                  --------------
Executive Officer of the Corporation unless specifically elected as such by the Board of Directors, shall be subject to removal at any time with or without cause by the Board of Directors and, if such division officer is not a Division President, by the Chairman of the Board, the President and Chief Operating Officer or the Division President of the division of which he is an officer.

                                 ARTICLE VII.

                                INDEMNIFICATION
                                ---------------

     Section 1.  Definitions.  For the purposes of this section, "agent" means
                 -----------
any person who is or was a director, officer, or other authorized agent of this Corporation, and any person, who is or was serving as a director, officer or authorized agent of another corporation, partnership, joint venture, trust or other enterprise controlled by this Corporation and at the request of this Corporation; "proceeding" means any threatened, pending, or completed action or proceeding, whether civil, criminal, administrative, or investigative; and "expenses" include, but are not limited to, attorneys' fees and any expenses of establishing a right to indemnification under this section.

     Section 2.  Power to Indemnify.  The Corporation shall indemnify any person
                 ------------------
who was, is, or is threatened to be made a party to a proceeding by reason of the fact that he or she is or was an agent of this Corporation, against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred in connection with such proceeding, to the fullest extent permitted under the Texas Business Corporation Act, as the same exists or may hereafter be amended. Such right shall be a contract right and as such, shall run to the benefit of any agent of the Corporation while this Article VII is in effect. Any repeal or amendment of this Article VII shall be prospective only and shall not limit the rights of any such agent or the obligations of the Corporation with respect to any claim arising from or related to the services of such agent in any of the foregoing capacities prior to any such repeal or amendment to this Article VII.

     Section 3.  Successful Defense.  To the extent that an agent has been
                 ------------------
successful on the merits of any proceeding, the Corporation shall indemnify the agent for expenses (including attorneys' fees) and costs actually and reasonably incurred.

     Section 4.  Advancing Expenses.  An agent shall have the right to be paid
                 ------------------
by the Corporation expenses incurred in investigating or defending any such proceeding in advance of its final disposition to the maximum extent permitted under the Texas Business Corporation Act, as the same exists or may hereafter be amended. If a claim for indemnification or advancement of expenses hereunder is not paid in full by the Corporation within sixty (60) days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall also be entitled to be paid the expenses of prosecuting such claim. It shall be a defense to any such action that such indemnification or advancement of costs of defense is not permitted under the Texas Business Corporation Act, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its board of directors or any committee thereof, independent legal counsel, stockholders) to have made its determination prior to the commencement of such action that indemnification of, or advancement costs of defense to the claimant is permissible in the circumstances nor an actual determination by the Corporation (including its Board of Directors or any committee thereof, independent legal counsel, or stockholders) that such indemnification or advancement is not permissible shall be a defense to the action or create a presumption that such indemnification or advancement is not permissible.

     Section 5.   Indemnity Not Exclusive.  The rights conferred under this
                  -----------------------
Article VII shall not be exclusive of any other right which any agent may have or hereafter acquire under any statute, by-law, resolution of stockholders or directors, agreement, or otherwise.

     Section 6.  Negligent Acts by Agent.  Without limiting the generality of
                 -----------------------
this Article VII, to the extent permitted by then applicable law, the grant of mandatory indemnification pursuant to this Article VII shall extend to proceedings involving negligence (but not willful or grossly negligent conduct) of such agent.

     Section 7.  Insurance Indemnification.  The Corporation shall have the
                 -------------------------
power to purchase and maintain insurance on behalf of any agent of the corporation against any liability asserted against or incurred by the agent in that capacity or arising out or the agent's status as such, whether or not the Corporation would have the power to indemnify the agent against that liability.

     Section 8.  Employee Benefit Plans.  For purposes of this Article VII, the
                 ----------------------
Corporation is deemed to have requested a director to serve an employee benefit plan whenever the performance by him/her of his/her duties to the Corporation also imposes duties on or otherwise involves services by him/her to the plan or participants or beneficiaries of the plan. Excise taxes assessed on a director with respect to an employee benefit plan pursuant to applicable law are deemed fines. Action taken or omitted by him/her with respect to an employee benefit plan in the performance of his/her duties for a purpose reasonably believed by him/her to be in the interest of the participants and beneficiaries of the plan is deemed to be for a purpose which is not opposed to the best interests of the Corporation and is subject to indemnification under this Article.

     Section 9.  Continuation of Indemnification and Advancement of Expenses.
                 -----------------------------------------------------------
The indemnification and advancement of expenses provided by, or granted pursuant to, this Article VII shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a Director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person, and further, the provisions of this Article VII shall continue to be applicable for matters occurring prior to the revocation or amendment of this Article VII if it is revoked or amended to eliminate or reduce the effect of this Article VII. Nothing herein is intended to require or shall be construed as requiring the Corporation to do or fail to do any act in violation of applicable law. The provisions hereof shall be severable such that if any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify the applicable officer, director, employee or other person to the full extent permitted by any applicable portion hereof that shall not have been invalidated, and the balance of this Article VII not so invalidated shall be enforceable in accordance with its terms.

                                 ARTICLE VIII.

                          LOANS, CHECKS AND DEPOSITS
                          --------------------------

     Section 1.  Contracts.  The Board of Directors may authorize any officer,
                 ---------
officers, agent or agents to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation and such authority may be general or confined to specific instances.

     Section 2.  Loans.  No loans shall be contracted on behalf of the
                 -----
Corporation and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the Board of Directors. This authorization may be general or confined to specific instances.

     Section 3.  Checks, Drafts, Etc.  All checks, drafts or other orders for
                 -------------------
the payment of monies, notes or other evidences of indebtedness issued in the name of the Corporation shall be signed by such officer, officers, agent or agents, of the Corporation and in such manner as shall from time to time be determined by resolution of the Board of Directors.

     Section 4.  Deposits.  All funds of the Corporation not otherwise employed
                 --------
shall be deposited to the credit of the Corporation in such banks, trust companies, or other depositories as the Board of Directors may select from time to time.

                                  ARTICLE IX.

                  CERTIFICATES FOR SHARES AND THEIR TRANSFER
                  ------------------------------------------

     Section 1.  Certificates for Shares.  Certificates representing shares of
                 -----------------------
the Corporation shall be in the form as shall be determined by the Board of Directors. The certificates shall be signed by or in the name of the Corporation by the Chairman of the Board, the President and Chief Operating Officer or a Vice-President, and by the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary certifying the number of shares of stock of the Corporation owned by such shareholders. All Certificates for shares shall be consecutively numbered or otherwise identified. The name and address of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered on the stock transfer books of the Corporation. All certificates surrendered to the Corporation for transfer shall be cancelled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and cancelled, except that in the case of a lost, destroyed, or mutilated certificate a new one may be issued there-for upon such terms and indemnity to the Corporation as the Board of Directors may prescribe.

     Section 2.  Transfer of Shares.  Transfer of shares of the Corporation
                 ------------------
shall be made only on the stock transfer books of the Corporation, by the holder of record thereof or by his legal representative or his attorney-in fact authorized by power of attorney, or such other evidence of authority as may be appropriate, duly executed and filed with the Secretary of the Corporation, and upon surrender for cancellation of the certificate for such shares. The person in whose name shares stand on the books of the Corporation shall be deemed by the Corporation to be the owner thereof for all purposes.

                                  ARTICLE X.

                                  FISCAL YEAR
                                  -----------

     The fiscal year of the Corporation shall be a calendar year.

                                  ARTICLE XI.

                            DIVIDENDS AND RESERVES
                            ----------------------

     The Board of Directors may, from time to time, determine whether any, and, if any, what part of the net profits of the Corporation, or of its net assets in excess of its capital, available therefor pursuant to law and to the Certificate of Incorporation of the Corporation, as from time to time amended, shall be declared by it as dividends on the stock of the Corporation. The Board of Directors may, in its discretion, in lieu of declaring any such dividend, use and apply any of such net profits or net assets as a reserve for working capital, to meet contingencies, for the purpose of maintaining or increasing the property or business of the Corporation or for any other lawful purpose which it may think conducive to the best interests of the Corporation.

                                 ARTICLE XII.

                                  AMENDMENTS
                                  ----------

     The power to alter, amend, or repeal these Bylaws and to adopt new Bylaws is delegated to the Board of Directors, which amendment shall only be effected by unanimous vote of the Board of Directors, but any Bylaws so adopted, altered, or amended by the Board of Directors may be altered or repealed by a majority vote of the Shareholders.

                                 ARTICLE XIII.

                          NOTICE AND WAIVER OF NOTICE
                          ---------------------------

     Whenever any notice is required to be given under the provisions of these Bylaws, and unless otherwise provided hereunder, said notice shall be deemed to be sufficient if deposited in a Post Office Box, sealed in a postpaid envelope addressed to the person entitled thereto at his address as it appears on the books of the Corporation, and that notice shall be deemed to have been delivered
three (3) days following the date it was mailed.   A waiver of notice shall be
deemed equivalent to receipt of notice when it has been signed by the person or persons entitled to said notice, whether before or after the time stated therein. Neither the business to be transacted at, nor the purposes of, any regular or special meeting of the Board of Directors or Shareholders need be specified in the waiver of notice of the meeting.

                                 ARTICLE XIV.

                           ACTION WITHOUT A MEETING
                           ------------------------

     Section 1.  Written Consent.  Any action required or permitted to be taken
                 ---------------
at a meeting of the Shareholders, Board of Directors, or any committee may be taken without a meeting if a written consent setting forth the action so taken is signed by all the Shareholders, Directors, or committee members, as the case may be, and such action shall have the same force and effect as if it were approved by a unanimous vote at a meeting thereof, duly and regularly called.

     Section 2.  Conference Telephone.  Shareholders, Directors, or members of
                 --------------------
any committee may participate in and hold a meeting thereof by means of a conference telephone or similar communications equipment whereby all persons participating in the meeting can hear each other, and participation in this manner at a meeting shall constitute presence in person at the meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened. Minutes of any meeting involving participation by conference telephone or similar communications equipment shall be prepared and kept in the same manner as minutes of any other meetings.


                              The undersigned attests that these Bylaws were approved by unanimous vote of the Board of Directors on July 26, 1993.


                              /s/ Jay I. Applebaum
                              -------------------------------------------------
                                                                   Secretary of
                              LOOMIS ARMORED INC.